EXHIBIT 4.4

                              UNIT CERTIFICATE

          EACH UNIT CONSISTS OF TWO SHARES OF COMMON STOCK AND ONE
                   CLASS A COMMON STOCK PURCHASE WARRANT

                       GLOBAL MED TECHNOLOGIES, INC.

UNIT NUMBER ________                                            ________ UNITS


Incorporated under the laws of the State of Colorado          CUSIP   ________

THIS CERTIFIES that, for value received __________________________________
or registered assignor (the "Registered Holder"), is the owner of the number of Units (the "Units") specified above, each of which consists of two (2) shares of Common Stock, par value $.01 per share (the "Common Stock"), of Global Med Technologies, Inc., a Colorado corporation (the "Company"), and one (1) Class A Common Stock Purchase Warrant (a "Warrant" or collectively, the "Warrants"). The Warrants are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated __________, 1996 by and between the Company and American Securities Transfer & Trust, Inc., the Warrant Agent and the Transfer Agent and Registrar. The Warrant Agreement provides, among other things, for adjustments to the Purchase Price, as that term is hereinafter defined, and the number of shares of Common Stock which may be purchased upon exercise of the Warrants under certain circumstances. Each Warrant entitles the Registered Holder to purchase one
(1) fully paid and nonassessable share of Common Stock at any time until 3:00 p.m., Denver, Colorado time on ________, 1999 for $_____ (the "Purchase Price"). Notwithstanding anything herein to the contrary, the Warrants shall not be exercisable or transferable prior to ________, 1997 or earlier at the discretion of RAF Financial Corporation (the "Separation Date"). Commencing on the Separation Date, the Warrants shall be redeemable by the company (a) at any time until 3:00 p.m., Denver, Colorado time on _______, 1998 at a price of $.55 per Warrant and (b) at any time durig the period commencing after 3:00 p.m., Denver, Colorado time on ________, 1998, and ending at 3: p.m., Denver, Colorado time, on _____, 1999, at a price of $.75 per Warrant provided that shares of the Common Stock have traded above 120% of the then Purchase Price, as determined pursuant to the provisions of the Warrant Agreement, for at lease twenty consecutive trading days ending within ten days prior to the date the notice of redemption is given by the Company.

Prior to the Separation Date, the Company will not recognize any separate transfer or exchange of the Warrants and Common Stock which comprise the Units represented by this Unit Certificate. Commencing on the Separation Date, the Registered Holder is entitled to exchange this Unit Certificate for separate certificates representing the number of shares of Common Stock and the Warrants comprising the Units represented by this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent and Registrar at the office of the Transfer Agent and Registrar, together with any documentation required by the Transfer Agent and Registrar. This Unit Certificate

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is exchangeable upon surrender hereof by the Registered Holder to the
Transfer Agent and Registrar for a new Unit Certificate(s) of like tenor representing an equal aggregate number of Units. Each of such new Unit Certificates shall represent the number of Units as shall be designated by such Registered Holder at the time of such surrender. This Unit Certificate shall be transferable at the office of the Transfer Agent and Registrar by the Registered Holder in person or by attorney duly authorized in writing upon surrender of this Unit Certificate. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incidental thereto for registration of transfer of this Unit Certificate at such office, a new Unit Certificate(s) representing an equal aggregate number of Units will be issued to the transferee in exchange for this Unit Certificate.

Prior to due presentment for registration of transfer hereof, the Company and the Transfer Agent and Registrar may deem and treat the Registered Holder as the absolute owner hereof and of each Unit represented hereby (notwithstanding any notations of ownership or writing hereof made by anyone other than a duly authorized officer of the Company or the Transfer Agent and Registrar) for all purposes and shall not be affected by any notice to the contrary.

A full statement of the designations, relative rights, preferences, and limitations applicable to each class of shares or different series within a class which the Company is authorized to issue and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) will be furnished to the shareholder on request and without charge by the Company.

This Unit Certificate shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to conflicts of laws.

This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     WITNESS the facsimile signatures of the officers of the Company and its corporate seal.

GLOBAL MED TECHNOLOGIES, INC.

_______________________                             _________________________
President                                           Secretary

Dated:

Countersigned:

American Securities Transfer & Trust, Inc.

By:_______________________________
     Authorized Officer



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                     TRANSFER FEE $15.00 PER CERTIFICATE

                        GLOBAL MED TECHNOLOGIES, INC.

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                     UNIF GIFT MIN ACT-
TEN ENT - as tenants by the entireties                 Custodian
JT TEN  - as joint tenants with right              -----------------
          of survivorship and not as              (Cust)      (Minor)
          tenants in common                        under Uniform Gifts
                                                   to Minors Act ________
                                                                   (State)

Additional abbreviations may also be used though not in the above list.


                             FORM OF ASSIGNMENT

         (To Be Executed by the Registered Holder if the Registered Holder
                    Desires to Assign Units Evidenced by the
                             Within Unit Certificate)

    FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto _______________ Units, evidenced by the within Unit Certificate, and does hereby irrevocable constitute and appoint _______________ Attorney to transfer the said Units evidenced by the within Unit Certificate on the books of the Company, with full power of substitution.

Dated:_______________                    __________________________________
                                                Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Unit Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:______________________________________